Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports 10% Increase in Third Quarter Sales and Strong E.P.S. Growth
Milford, Massachusetts, October 24, 2006 — Waters Corporation (NYSE/WAT) reported third quarter 2006 sales of $301 million, an increase of 10% over sales of $273 million in the third quarter of 2005. In the quarter, foreign currency translation did not materially affect the Company’s sales growth rate. On a GAAP basis, earnings per diluted share (E.P.S.) for the third quarter were $0.49, compared to $0.22 for the third quarter in 2005. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 26% to $0.54 in the third quarter of 2006 from $0.43 in the third quarter of 2005.
Through the first nine months of 2006, sales for the Company were $893 million, an 8% increase over sales in the first nine months of 2005 of $826 million. Foreign currency translation reduced this reported sales growth rate by approximately 1%. E.P.S. through the first nine months of 2006 were $1.36 compared to $1.07 for the comparable period in 2005. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 23% in the first nine months of 2006 to $1.57 in 2006 from $1.28 in 2005.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “During the quarter, our business benefited from continued strong Asian sales growth, from improved pharmaceutical spending in the U.S., and from the overall positive acceptance and uptake of our ACQUITY UPLC™-based system solutions. These factors, in combination with our efforts to continuously improve our operational efficiency, resulted in strong earnings per share growth.”
As communicated in a prior press release, Waters Corporation will webcast its third quarter 2006 financial results conference call this morning, October 24, 2006 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through October 31, 2006 at midnight eastern time, similarly by webcast and also by phone at 402-220-9709.
Waters Corporation is among leading companies offering instrumentation, software, service and consumable products for liquid chromatography, mass spectrometry and thermal analysis. These markets account for approximately $5.0 billion of the overall $20+ billion analytical instrument market.

CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for the infringement of patents and other intellectual property rights, the short-term impact to 2006 operating results from cost savings initiatives the Company implemented in February 2006 and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the period ended July 1, 2006, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	September 30, 2006	December 31, 2005
Cash and cash equivalents	511,567	493,588
Accounts receivable	225,935	256,809
Inventories	177,291	131,554
Other current assets	32,923	31,041
Total current assets	947,716	912,992

Property, plant and equipment, net	145,691	141,030
Other assets	408,501	374,909
Total assets	1,501,908	1,428,931

Notes payable and debt	385,893	326,286
Accounts payable and accrued expenses	308,616	277,605
Total current liabilities	694,509	603,891

Long-term debt	500,000	500,000
Other long-term liabilities	45,977	41,408
Total liabilities	1,240,486	1,145,299

Total equity	261,422	283,632
Total liabilities and equity	1,501,908	1,428,931

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
Net sales	301,182	273,031	893,299	825,966
Cost of sales (1)	127,167	115,508	373,799	344,375

Gross profit	174,015	157,523	519,500	481,591

Selling and administrative expenses (1)	87,397	76,645	261,903	240,101
Research and development expenses (1)	19,138	16,982	57,836	50,214
Purchased intangibles amortization	1,403	1,241	3,980	3,789
Restructuring and other unusual charges (2)	344	—	7,670	—

Operating income	65,733	62,655	188,111	187,487

Interest expense, net	(6,688)	(1,969)	(19,096)	(2,068)
Income from operations before income taxes	59,045	60,686	169,015	185,419

Provision for income taxes (3)	8,669	34,969	26,704	59,042

Net income	50,376	25,717	142,311	126,377

Net income per basic common share	$0.49	$0.23	$1.38	$1.09

Weighted average number of basic common shares	101,845	112,981	103,135	115,923

Net income per diluted common share	$0.49	$0.22	$1.36	$1.07

Weighted average number of diluted common shares and equivalents	103,074	114,942	104,570	117,943

(1)	Effective January 1, 2006, Waters Corporation adopted FAS 123(R), “Share-Based Payment”. Accordingly, for the three months and nine months ended September 30, 2006, stock-based compensation was accounted for under FAS 123 (R), while for the three months and nine months ended October 1, 2005, stock-based compensation was accounted for under APB No. 25, Accounting for Stock Issued to Employees.” The amounts in the consolidated statements of operations above include stock-based compensation as follows:

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
Cost of sales	1,034	—	3,286	—
Selling and administrative expenses	4,786	58	14,582	726
Research and development expenses	1,305	—	3,873	—
Total stock-based compensation	7,125	58	21,741	726

(2)	The results for the three months and nine months ended September 30, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

(3)	The results for the three months and nine months ended October 1, 2005 include a tax provision of approximately $24.0 million related to a qualified dividends distribution under the American Jobs Creation Act of 2004.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.49	$0.22	$1.36	$1.07

Adjustment for stock-based compensation, net of tax	5,293	47	16,017	585
Income per diluted share effect	0.05	0.00	0.15	0.00

Adjustment for restructuring and other unusual charges, net of tax	329	—	6,366	—
Income per diluted share effect	0.00	—	0.06	—

Adjustment for tax provision for qualified dividends distribution	—	24,000	—	24,000
Income per diluted share effect	—	0.21	—	0.20

Adjusted income per diluted share:	$0.54	$0.43	$1.57	$1.28

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. As a result of the adoption of FAS 123(R), management has excluded the stock-based compensation cost from its non-GAAP adjusted amounts to enable management and investors to perform a meaningful comparison of the Company’s operating results to the prior period. In the prior period, the Company’s consolidated statements of operations were not required to include the expense associated with stock- based compensation and now the Company must include the expense in the consolidated statements of operations. Management has excluded the restructuring charges from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance.